                                                                     EXHIBIT 1.1

                                 EXECUTION COPY

                        SEAGATE TECHNOLOGY INTERNATIONAL

                                  $210,000,000

                   12 1/2% Senior Subordinated Notes due 2007

                               PURCHASE AGREEMENT

November 17, 2000

CHASE SECURITIES INC.
GOLDMAN, SACHS & CO.

MERRILL LYNCH, PIERCE, FENNER &
SMITH INCORPORATED,

c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:


         Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands (the "Issuer"), proposes to issue and sell $210,000,000 aggregate principal amount of its 12 1/2% Senior Subordinated Notes due 2007 (the "Securities"). The Securities will be issued pursuant to an Indenture to be dated as of November 22, 2000 (the "Indenture"), among the Issuer, New SAC, an exempted limited liability company organized under the laws of the Cayman Islands ("New SAC"), each entity listed on Schedule I hereto (New SAC and such entities, collectively, the "Note Guarantors") and The Bank of New York, as trustee (the "Trustee") and will be guaranteed on an unsecured senior subordinated basis by the Note Guarantors. On the date hereof, this Agreement will be executed by Suez Acquisition Company (Cayman) Limited, an exempted limited liability company organized under the laws of the Cayman Islands ("Old SAC"), Chase Securities Inc. ("CSI"), Goldman, Sachs & Co. ("Goldman") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with CSI and Goldman, the "Initial Purchasers"). On the Closing Date (as defined in Section 3), (i) Old SAC will be merged (the "SAC Merger") with and into New SAC, with New SAC as the surviving entity, (ii) the Issuer will become a party to this Agreement, as issuer, and (iii) each of the Note Guarantors will become a party to this agreement, as a Note Guarantor. Old SAC hereby confirms its agreement with the Initial Purchasers concerning the purchase of the Securities.

2

         The Securities will be offered and sold to the Initial Purchasers without being registered under the Securities Act of 1933, as amended (the "Securities Act"), in reliance upon an exemption therefrom. The Issuer has prepared a preliminary offering memorandum dated November 3, 2000 (the "Preliminary Offering Memorandum") and will prepare an offering memorandum dated the date hereof (the "Offering Memorandum") setting forth information concerning the Issuer, the Note Guarantors and the Securities. Copies of the Preliminary Offering Memorandum have been, and copies of the Offering Memorandum will be, delivered by the Issuer to the Initial Purchasers pursuant to the terms of this Agreement. Any references herein to the Preliminary Offering Memorandum and the Offering Memorandum shall be deemed to include all amendments and supplements thereto, unless otherwise noted. The Issuer and the Note Guarantors hereby confirm that they have authorized the use of the Preliminary Offering Memorandum and the Offering Memorandum in connection with the offering and resale of the Securities by the Initial Purchasers in accordance with Section 2.

         Holders of the Securities (including the Initial Purchasers and their direct and indirect transferees) will be entitled to the benefits of an Exchange and Registration Rights Agreement, substantially in the form attached hereto as Annex A (the "Registration Rights Agreement"), pursuant to which the Issuer and the Note Guarantors will agree to file with the Securities and Exchange Commission (the "Commission") (i) a registration statement under the Securities Act (the "Exchange Offer Registration Statement") registering an issue of senior subordinated notes of the Issuer (the "Exchange Securities") which are identical in all material respects to the Securities (except that the Exchange Securities will not contain terms with respect to transfer restrictions) and (ii) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Securities Act (the "Shelf Registration Statement").

         The Securities are being offered in connection with Old SAC's acquisition of substantially all of the operating assets of Seagate Technology, Inc., a Delaware corporation ("Seagate"), consisting of its rigid disc drive, tape drive, software and intelligent storage solutions businesses (including all of the capital stock of the subsidiaries of Seagate (including the Issuer) that operate such businesses), and all of Seagate's non-operating assets other than the Designated Assets (as defined in the Stock Purchase Agreement referred to below) pursuant to a Stock Purchase Agreement dated as of March 29, 2000, as amended from time to time on or prior to the date hereof (the "Stock Purchase Agreement"), by and among Old SAC, Seagate and Seagate Software Holdings, Inc., a Delaware corporation ("SSHI"). For the purposes of this Agreement, the transactions contemplated by the Stock Purchase Agreement and the other transactions described in the Offering Memorandum under the caption "The Transactions", together with the SAC Merger, are referred to as the "Transactions" and each entity that will be a subsidiary of New SAC upon the consummation of the Transactions is referred to as a "SAC Subsidiary". Following the consummation of the Transactions, the Issuer will be an indirect subsidiary of New SAC.

3



         Capitalized terms used but not defined herein shall have the meanings given to such terms in the Offering Memorandum.

         1. Representations, Warranties and Agreements of Old SAC, the Issuer and the Note Guarantors. (i) Old SAC represents and warrants to, and agrees with, the several Initial Purchasers on and as of the date hereof and as of the Closing Date and (ii) the Issuer and each of the Note Guarantors represent and warrant to, and agree with, the several Initial Purchasers on and as of the Closing Date that:

         (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, did not, and on the Closing Date the Offering Memorandum will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Issuer and the Note Guarantors make no representation or warranty as to information contained in or omitted from the Preliminary Offering Memorandum or the Offering Memorandum in reliance upon and in conformity with written information relating to the Initial Purchasers furnished to the Issuer or the Note Guarantors by or on behalf of any Initial Purchaser specifically for use therein (the "Initial Purchasers' Information").

         (b) Each of the Preliminary Offering Memorandum and the Offering Memorandum, as of its respective date, contained or contains all of the information that, if requested by a prospective purchaser of the Securities, would be required to be provided to such prospective purchaser pursuant to Rule 144A(d)(4) under the Securities Act.

         (c) Assuming the accuracy of the representations and warranties of the Initial Purchasers contained in Section 2 and their compliance with the agreements set forth therein, it is not necessary, in connection with the issuance and sale of the Securities to the Initial Purchasers and the offer, resale and delivery of the Securities by the Initial Purchasers in the manner contemplated by this Agreement and the Offering Memorandum, to register the Securities under the Securities Act or to qualify the Indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

         (d) Old SAC, New SAC and each of the SAC Subsidiaries have been duly incorporated or formed, as the case may be, and are validly existing as corporations or limited liability companies, as the case may be, in good standing under the laws of their respective jurisdictions of incorporation, are duly qualified to do business and are in good standing as foreign corporations in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all corporate or limited liability company power and authority necessary to own or hold their respective properties

4


         and to conduct the businesses in which they are engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the financial condition results of operations or business of New SAC and the SAC Subsidiaries taken as a whole after giving effect to the consummation of the Transactions (a "Material Adverse Effect"). (e) As of the Closing Date and after giving effect to the consummation of the Transactions, New SAC will have an authorized capitalization as set forth in the Offering Memorandum under the heading "Capitalization"; all of the outstanding shares of capital stock of New SAC will be duly and validly authorized and issued and will be fully paid-up. On the Closing Date, after giving effect to the consummation of the Transactions, all of the outstanding share capital, capital stock or limited liability company interests, as the case may be, of each subsidiary of New SAC, including the Issuer, will be duly and validly authorized and issued, will be fully paid or paid-up and non-assessable, as applicable, and will be owned directly or indirectly by New SAC, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party (other than liens, charges or encumbrances that, on the Closing Date, will secure obligations under the Credit Agreement to be entered into on the Closing Date among New SAC, the Issuer, Seagate Technology (U.S.) Holdings, Inc. ("Seagate U.S."), the Lenders (as defined therein) party thereto, The Chase Manhattan Bank, as administrative agent, CSI, as book manager and lead arranger, Goldman Sachs Credit Partners L.P., as documentation agent, The Bank of Nova Scotia, as documentation agent and Merrill Lynch Capital Corporation, as documentation agent (the "Credit Agreement") and the related guarantees).

         (f) The statements set forth in the Offering Memorandum, under the captions "Risk Factors", "The Transactions", "Capitalization", "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources", "Business--Legal Proceedings", "Management", "Certain Relationships and Related Transactions" and "Description of Senior Credit Facilities", insofar as such statements constitute a summary of certain provisions of the documents or securities referred to therein, are accurate summaries thereof in all material respects.

         (g) The Issuer and each of the Note Guarantors each have full corporate or limited liability company, as the case may be, power and authority to execute and deliver this Agreement, the Indenture, the Registration Rights Agreement and the Securities (in the case of the Issuer only) (collectively, the "Note Documents") to which each is a party and to perform their respective obligations hereunder and thereunder; and all corporate or limited liability company action required to be taken for the due and proper authorization, execution and delivery of each of the Note Documents and the consummation of the transactions contemplated thereby have been duly and validly taken by the Issuer and each of the Note Guarantors.

5


                     (h) This Agreement has been duly authorized, executed and delivered by Old SAC, the Issuer and each of the Note Guarantors and, assuming due execution and delivery by the Initial Purchasers, constitutes a valid and legally binding agreement of Old SAC, the Issuer and each of the Note Guarantors enforceable against Old SAC, the Issuer and each of the Note Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law) and except to the extent that the indemnification provisions hereof may be unenforceable.

         (i) The Registration Rights Agreement has been duly authorized by the Issuer and each of the Note Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Note Guarantors enforceable against the Issuer and each of the Note Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (j) The Indenture has been duly authorized by the Issuer and each of the Note Guarantors and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Issuer and each of the Note Guarantors enforceable against the Issuer and each of the Note Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform in all material respects to the requirements of the Trust Indenture Act and the rules and regulations of the Commission applicable to an indenture that is qualified thereunder.

         (k) The Securities have been duly authorized by the Issuer and each of the Note Guarantors and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, will be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuer, as issuer, and each of the Note Guarantors, as guarantors, entitled to the benefits of the Indenture and enforceable against the Issuer, as issuer, and each of the Note Guarantors, as guarantors, in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating

6


         to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (l) The Credit Agreement has been duly authorized by New SAC, the Issuer and Seagate U.S. and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of New SAC, the Issuer and Seagate U.S. enforceable against New SAC, the Issuer and Seagate U.S., respectively, in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (m) To the knowledge of Old SAC and the Issuer and the Note Guarantors (except with respect to Old SAC), the Stock Purchase Agreement has been duly authorized, executed and delivered by Old SAC, Seagate and SSHI and constitutes a valid and legally binding agreement of Old SAC, Seagate and SSHI enforceable against Old SAC, Seagate and SSHI in accordance with its terms, subject to (i) the effect of any applicable laws of general application relating to bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors' rights and the relief of debtors generally, and (ii) the effect of rules of law and general principles of equity, including, without limitation, rules of law and general principles of equity governing specific performance, injunctive relief and other equitable remedies (regardless of whether such enforceability is considered in a proceeding in equity or at law).

         (n) To the knowledge of Old SAC and the Issuer and the Note Guarantors (except with respect to Old SAC), the Indemnification Agreement dated as of March 29, 2000, as amended from time to time on or prior to the date hereof (the "Indemnification Agreement"), by and among VERITAS Software Corporation, a Delaware corporation ("VERITAS"), Seagate, Old SAC and each subsidiary of Old SAC (or any successor thereto) party thereto has been duly authorized, executed and delivered by Seagate, Old SAC and each subsidiary of Old SAC (or any successor thereto) party thereto and constitutes a valid and legally binding agreement of Seagate, Old SAC (or any successor thereto) and each subsidiary of Old SAC (or any successor thereto) party thereto enforceable against Seagate, Old SAC (or any successor thereto) and each subsidiary of Old SAC (or any successor thereto) party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

7


         (o) Each of the several Rollover Agreements, each between Old SAC and the individual listed on the schedules thereto (each a "Rollover Agreement" and, collectively, the "Rollover Agreements"), the Management Shareholders Agreement to be entered into on the Closing Date among Old SAC and the parties identified on the signature pages thereto as the "Management Shareholders" (the "Management Shareholders Agreement") and the Shareholders Agreement to be entered into on the Closing Date among Old SAC, Silver Lake Partners, L.P., TPG Partners III, L.P., Integral Capital Partners, August Capital, Chase Capital Partners and GS Capital Partners III, L.P., or their respective affiliates (the "Shareholders Agreement") has been duly authorized by each of the parties thereto and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each party thereto enforceable against each party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

         (p) Each of the Deferred Compensation Plans of Seagate Technology HDD Holdings, Seagate Technology SAN Holdings and Seagate Removable Storage Solutions Holdings (the "Deferred Compensation Plans") and the Suez Acquisition Company (Cayman) Limited 2000 Restricted Share Plan (the "Restricted Share Plan") have been duly authorized and adopted by Seagate Technology HDD Holdings, Seagate Technology SAN Holdings, Seagate Removable Storage Solutions Holdings and Old SAC, respectively. The terms and conditions of the Deferred Compensation Plans (including, without limitation, any terms relating to subordination) and the Restricted Share Plan are valid and legally binding on each participant in such plans, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law)

         (q) Each of the Note Documents, the Stock Purchase Agreement, the Indemnification Agreement, the Merger Agreement, the Credit Agreement, the Rollover Agreements, the Deferred Compensation Plans, the Restricted Share Plan, the Preferred Stock of SAC (the "Preferred Stock"), the Management Shareholders Agreement and the Shareholders Agreement (collectively, the "Transaction Documents") conforms in all material respects to the description thereof contained in the Offering Memorandum.

         (r) The execution, delivery and performance by Old SAC, the Issuer and each of the Note Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuer and each of the Note Guarantors with the terms thereof and the

8


         consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance (other than liens, charges or encumbrances that secure obligations under the Credit Agreement and the related guarantees) upon any property or assets of New SAC or any of the SAC Subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which New SAC or any of the SAC Subsidiaries is a party or by which New SAC or any of the SAC Subsidiaries is bound or to which any of the property or assets of New SAC or any of the SAC Subsidiaries is subject, except for such conflicts, breaches, violations, defaults, liens, charges or encumbrances that could not reasonably be expected to have a Material Adverse Effect; nor will such actions result in any violation of the provisions of the charter or by-laws (or any comparable constitutive documents) of New SAC or any of the SAC Subsidiaries or any statute or any judgment, order, decree, rule or regulation of any court or arbitrator or governmental agency or body having jurisdiction over New SAC or any of the SAC Subsidiaries or any of their properties or assets except for, in the case of a statute, judgment, order, decree, rule or regulation, such violations which could not reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Issuer and each of the Note Guarantors of each of the Transaction Documents to which each is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Issuer and each of the Note Guarantors with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under the Securities Act and applicable state securities laws as provided in the Registration Rights Agreement and (iii) the lack of which could not reasonably be expected to result in a Material Adverse Effect.

         (s) Ernst & Young LLP are or have been, as the case may be, independent certified public accountants with respect to Old SAC and its subsidiaries and Seagate and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants ("AICPA") and its interpretations and rulings thereunder. The historical financial statements (including the related notes) contained in the Offering Memorandum (i) comply in all material respects with the requirements applicable to a registration statement on Form S-1 under the Securities Act (except that the following are omitted as otherwise required by Regulation S-X of the
         SEC: (A) the historical financial statements of Seagate Software Information Management Group Holdings, Inc., a non-wholly owned

9


         subsidiary of Seagate, (B) notes to the historical financial statements containing, for periods presented in the historical financial statements, the historical financial statements of the guarantor and non-guarantor subsidiaries of the Issuer, Seagate Software Information Management Group Holdings, Inc. and certain other companies directly or indirectly owned by Seagate, (C) historical financial statements for XIOtech Corporation for the period from its acquisition in January 2000 through the present and (D) certain supporting schedules) and (ii) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods covered thereby and fairly present in all material respects the financial position of the entities purported to be covered thereby at the respective dates indicated and the results of their operations and their cash flows for the respective periods indicated; and the financial information contained in the Offering Memorandum under the headings "Offering Memorandum Summary--Summary Historical and Pro Forma Financial Information", "Capitalization", "Unaudited Pro Forma Consolidated Condensed Financial of New Seagate", "Selected Historical Consolidated Financial Information of Old Seagate", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Management--Compensation of Executive Officers" are derived from the accounting records of Seagate and its subsidiaries and fairly present in all material respects the information purported to be shown thereby based on the assumptions stated therein, as applicable. The pro forma financial information contained in the Offering Memorandum has been prepared on a basis consistent with the historical financial statements contained in the Offering Memorandum (except for the pro forma adjustments specified therein), includes all material adjustments to the historical financial information required by Rule 11-02 of Regulation S-X under the Securities Act and the Securities Exchange Act of 1934, as amended (the "Exchange Act") to reflect the transactions and the prior pro forma events described in the Offering Memorandum, gives effect to assumptions made on a reasonable basis and fairly presents the historical and proposed transactions contemplated by the Offering Memorandum and the Transaction Documents. The other historical financial information and data included in the Offering Memorandum are, in all material respects, fairly presented.

         (t) Except as disclosed in the Offering Memorandum, there are no legal or governmental proceedings pending to which Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries is a party or of which any property or assets of Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries is the subject which, (A) singularly or in the aggregate, if determined adversely to Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect or (B) question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and to the knowledge of the Issuer and each of the Note Guarantors, no such proceedings are threatened or contemplated by governmental authorities or

10


         threatened by others.

         (u) To the knowledge of Old SAC, the Issuer and the Note Guarantors, no action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any federal or state court of competent jurisdiction has been issued with respect to Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries which would prevent or suspend the issuance or sale of the Securities or the use of the Preliminary Offering Memorandum or the Offering Memorandum in any jurisdiction; except as disclosed in the Offering Memorandum, no action, suit or proceeding is pending against or, to the knowledge of the Issuer and each of the Note Guarantors, threatened against or affecting Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or adversely affect the issuance of the Securities in any material respect or in any manner draw into question the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto; and the Issuer and the Note Guarantors have complied with any requests by any securities authority in any jurisdiction for additional information to be included in the Preliminary Offering Memorandum and the Offering Memorandum.

         (v) Neither New SAC nor any of the SAC Subsidiaries is, or after giving effect to the Transactions, will be (i) in violation of its charter or by-laws (or other similar constitutive documents), (ii) in default in any material respect, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any material indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation in any material respect of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject other than, in the case of clauses
         (ii) and (iii), such defaults or violations that would not reasonably be expected to have a Material Adverse Effect.

         (w) Except as disclosed in the Offering Memorandum, after giving effect to the Transactions, New SAC and each of the SAC Subsidiaries will possess all material licenses, certificates, authorizations and permits issued by, and will have made all declarations and filings with, the appropriate federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of their respective properties or the conduct of their respective businesses as described in the Offering Memorandum, except where the failure to possess or make the same could not,

11


         singularly or in the aggregate, reasonably be expected to have a Material Adverse Effect, and none of New SAC or any of the SAC Subsidiaries will have received notification of any revocation or modification of any such license, certificate, authorization or permit or will have any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course, except where the failure to possess the same would not reasonably be expected to have a Material Adverse Effect.

         (x) Each of Old SAC and each of its subsidiaries and each of Seagate and each of its subsidiaries has timely filed all federal, state, local and foreign income and franchise tax returns required to be filed through the date hereof or have timely filed requests for extensions and such extensions have been granted and have not expired and have paid all taxes due thereon (or have made adequate provision for such taxes on their respective balance sheets), except for such taxes of which such failure to pay or so file could not reasonably be expected to have a Material Adverse Effect, and, except as disclosed in the Offering Memorandum, no tax deficiency has been determined adversely to SAC or any of its subsidiaries or Seagate or any of its subsidiaries which has had (nor does the Issuer or any of the Note Guarantors have any knowledge of any tax deficiency which, if determined adversely to SAC or any of its subsidiaries or Seagate or any of its subsidiaries, could reasonably be expected to have) a Material Adverse Effect.

         (y) After giving effect to the Transactions, none of New SAC or any of the SAC Subsidiaries will be an "investment company" or a company "controlled by" an investment company within the meaning of the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the rules and regulations of the Commission thereunder.
         (z) On the Closing Date and after giving effect to the Transactions, all of the material assets used in the rigid disc drive operations of New SAC and the SAC Subsidiaries will be held by New SAC or subsidiaries of New SAC other than Unrestricted Subsidiaries (as such term is defined in the Offering Memorandum) or Designated Subsidiaries (as such term is defined in the Offering Memorandum).

         (aa) SAC and each of its subsidiaries and Seagate and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with their respective management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability;
         (iii) access to assets is permitted only in accordance with their respective management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

12


         (bb) On the Closing Date and after giving effect to the Transactions, New SAC and each of the SAC Subsidiaries will have insurance covering their respective properties, operations, personnel and businesses, which insurance will be in amounts and will insure against such losses and risks as are customary for similar businesses or as required by law. None of New SAC or any of the SAC Subsidiaries will have received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance.

         (cc) There are no material contracts or other documents which would be required to be described in a prospectus pursuant to the Securities Act that are not described in the Offering Memorandum.

         (dd) Except as disclosed in the Offering Memorandum, on the Closing Date and after giving effect to the Transactions, (i) New SAC and each of the SAC Subsidiaries will own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses; and (ii) the conduct of their respective businesses will not conflict in any material respect with, and New SAC and the SAC Subsidiaries will not have received any notice of any claim of conflict with, any such rights of others, except, in the case of clause (i) or (ii), where the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

         (ee) On the Closing Date and after giving effect to the Transactions, New SAC and each of the SAC Subsidiaries will have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property which are material to the respective businesses of New SAC and the SAC Subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except such as (i) do not materially interfere with the use made and proposed to be made of such property by New SAC and the SAC Subsidiaries or (ii) could not reasonably be expected to have a Material Adverse Effect.

         (ff) No labor disturbance by or dispute with the employees of New SAC or any of the SAC Subsidiaries exists or, to the best knowledge of the Issuer and the Note Guarantors, is contemplated or threatened, except as could not reasonably be expected to result in a Material Adverse Effect.

         (gg) No "prohibited transaction" (as defined in Section 406 of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and

13


         published interpretations thereunder ("ERISA"), or Section 4975 of the Internal Revenue Code of 1986, as amended from time to time (the "Code")) or "accumulated funding deficiency" (as defined in Section 302 of ERISA) or any of the events set forth in Section 4043(b) of ERISA (other than events with respect to which the 30-day notice requirement under Section 4043 of ERISA has been waived) has occurred with respect to any employee benefit plan of New SAC or any of the SAC Subsidiaries which could reasonably be expected to have a Material Adverse Effect; each such employee benefit plan is in compliance with applicable law, including ERISA and the Code, except where any noncompliance could not reasonably be expected to have a Material Adverse Effect; New SAC and each of the SAC Subsidiaries have not incurred and do not expect to incur liability under Title IV of ERISA with respect to the termination of, or withdrawal from, any pension plan for which New SAC or any of the SAC Subsidiaries would have any liability, except for such liability which, if any were incurred, could not reasonably be expected to have a Material Adverse Effect; and each such pension plan that is intended to be qualified under Section 401(a) of the Code has either obtained from the IRS a favorable determination, notification, advisory and/or opinion letter, as applicable, as to its qualified status under the Code, or still has a remaining period of time under applicable treasury regulations or IRS pronouncements in which to apply for such letter and to make any amendments necessary to obtain a favorable determination as to its qualified status under the Code.

         (hh) Except as disclosed in the Offering Memorandum, there has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission or other release of any kind of toxic or other wastes or other hazardous substances by, due to or caused by Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries (or, to the best knowledge of the Issuer and the Note Guarantors, any other entity (including any predecessor) for whose acts or omissions New SAC or any of the SAC Subsidiaries is or could reasonably be expected to be liable after giving effect to the Transactions) upon any of the property now or previously owned or leased by Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries, or upon any other property, in violation of any statute or any ordinance, rule, regulation, order, judgment, decree or permit or which would, under any statute or any ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability that could not reasonably be expected to have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Effect; and, except as disclosed in the Offering Memorandum, there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Issuer or any of the Note Guarantors has knowledge, except for any such disposal, discharge, emission or other release of any kind which could not reasonably be expected to have, singularly or in the aggregate with all such discharges and other

14


         releases, a Material Adverse Effect.

         (ii) Except as could not reasonably be expected to result in a Material Adverse Effect, none of Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries nor, to the best knowledge of the Issuer and each of the Note Guarantors, any director, officer, agent, employee or other person associated with or acting on behalf of Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977 or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

         (jj) On and immediately after the Closing Date, the Issuer and each of the Note Guarantors (after giving effect to the issuance of the Securities and to the other Transactions related thereto as described in the Offering Memorandum) will be Solvent. As used in this paragraph, the term "Solvent" means, with respect to the Issuer or a Note Guarantor and a particular date, that on such date (i) the present fair market value (or present fair saleable value) of the assets of the Issuer or such Note Guarantor, as applicable, is not less than the total amount required to pay the probable liabilities of the Issuer or such Note Guarantor, as applicable, on its total existing debts and liabilities (including contingent liabilities) as they become absolute and matured, (ii) the Issuer or such Note Guarantor, as applicable, is able to realize upon its assets and pay its debts and other liabilities, contingent obligations and commitments as they mature and become due in the normal course of business, (iii) assuming the sale of the Securities as contemplated by this Agreement and the Offering Memorandum, the Issuer or such Note Guarantor, as applicable, is not incurring debts or liabilities beyond its ability to pay as such debts and liabilities mature and (iv) the Issuer or such Note Guarantor, as applicable, is not engaged in any business or transaction, and is not about to engage in any business or transaction, for which its property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which the Issuer or such Note Guarantor, as applicable, is engaged. In computing the amount of such contingent liabilities at any time, it is intended that such liabilities will be computed at the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

         (kk) After giving effect to, and on the consummation of, the Transactions, except as described in the Offering Memorandum, there will be no outstanding subscriptions, rights, warrants, calls or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or

15


         issuance of, any share capital, shares of capital stock of or other equity or other ownership interest in New SAC or any of the SAC Subsidiaries.

         (ll) After giving effect to the Transactions, none of New SAC or any of the SAC Subsidiaries will own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board"), and none of the proceeds of the sale of the Securities will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Securities to be considered a "purpose credit" within the meanings of Regulations T, U or X of the Federal Reserve Board.

         (mm) None of Old SAC or any of its subsidiaries or Seagate or any of its subsidiaries is a party to any contract, agreement or understanding with any person that would give rise to a valid claim against the Issuer, any Note Guarantor or the Initial Purchasers for a brokerage commission, finder's fee or like payment in connection with the offering and sale of the Securities.

         (nn) The Securities satisfy the eligibility requirements of Rule 144A(d)(3) under the Securities Act.

         (oo) None of the Issuer, any of the Note Guarantors, any of their affiliates or any person acting on its or their behalf has engaged or will engage in any directed selling efforts (as such term is defined in Regulation S under the Securities Act ("Regulation S")), and all such persons have complied and will comply with the offering restrictions requirement of Regulation S to the extent applicable.

         (pp) Assuming the accuracy of the representations and warranties of the Initial Purchasers in Section 2, none of the Issuer, any of the Note Guarantors or any of their affiliates has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act), which is or will be integrated with the sale of the Securities in a manner that would require registration of the Securities under the Securities Act.

         (qq) None of the Issuer, any of the Note Guarantors or any of its affiliates or any other person acting on its or their behalf has engaged, in connection with the offering of the Securities, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

         (rr) Except with respect to securities of Seagate and Seagate Software Information Group Holdings, Inc., which will be deregistered and delisted in connection with the Transactions, there are no securities of the Issuer or any of the Note Guarantors

16


         registered under the Exchange Act, or listed on a national securities exchange or quoted in a U.S. automated inter-dealer quotation system.

         (ss) None of the Issuer or any of the Note Guarantors has taken or will take, directly or indirectly, any action prohibited by Regulation M under the Exchange Act in connection with the offering of the Securities.

         (tt) No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Preliminary Offering Memorandum or the Offering Memorandum has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

         (uu) Since the date as of which information is given in the Offering Memorandum, except as otherwise stated therein, (i) there has been no material adverse change or, to the knowledge of Old SAC or the Issuer, any development involving a prospective material adverse change in the financial condition or in the earnings, business affairs or management of New SAC or any of the SAC Subsidiaries, whether or not arising in the ordinary course of business, (ii) none of New SAC or any of the SAC Subsidiaries has incurred any material liability or obligation, direct or contingent, other than in the ordinary course of business, (iii) none of New SAC or any of the SAC Subsidiaries has entered into any material transaction other than in the ordinary course of business and
         (iv) there has not been any change in the share capital, capital stock or other equity interests or long-term debt of New SAC or any of the SAC Subsidiaries, or any dividend or distribution of any kind declared, paid or made by New SAC or any of the SAC Subsidiaries on any class of their respective share capital, capital stock or other equity interests.

                  2. Purchase and Resale of the Securities. (a) On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions set forth herein, the Issuer agrees to issue and sell to each of the Initial Purchasers, severally and not jointly, and each of the Initial Purchasers, severally and not jointly, agrees to purchase from the Issuer, the principal amount of Securities set forth opposite the name of such Initial Purchaser on Schedule II hereto at a purchase price equal to 92.709% of the principal amount thereof. The Issuer shall not be obligated to deliver any of the Securities except upon payment for all of the Securities to be purchased as provided herein.

                  (b) The Initial Purchasers have advised Old SAC and the Issuer that they propose to offer the Securities for resale upon the terms and subject to the conditions set forth herein and in the Offering Memorandum. Each Initial Purchaser, severally and not jointly, represents, warrants and agrees with Old SAC, the Issuer and the Note Guarantors that (i) it is purchasing the Securities pursuant to a private sale exempt from registration under the Securities Act,
(ii) it has not solicited offers for, or offered or sold, and will not solicit offers for, or offer or sell, the Securities by means of any form of general solicitation

17


or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act ("Regulation D") or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act and (iii) it has solicited and will solicit offers for the Securities only from, and has offered or sold and will offer, sell or deliver the Securities, as part of their initial offering, only (A) within the United States to persons whom it reasonably believes to be qualified institutional buyers ("Qualified Institutional Buyers"), as defined in Rule 144A under the Securities Act ("Rule 144A"), or if any such person is buying for one or more institutional accounts for which such person is acting as fiduciary or agent, only when such person has represented to it that each such account is a Qualified Institutional Buyer to whom notice has been given that such sale or delivery is being made in reliance on Rule 144A and in each case, in transactions in accordance with Rule 144A and (B) outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act ("Regulation S").

                  (c) In connection with the offer and sale of Securities in reliance on Regulation S, each Initial Purchaser, severally and not jointly, represents, warrants and agrees with Old SAC, the Issuer and the Note Guarantors that:

                     (i) the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except pursuant to an exemption from, or in transactions not subject to, the registration requirements of the Securities Act;

                     (ii) such Initial Purchaser has offered and sold the Securities, and will offer and sell the Securities, (A) as part of their distribution at any time and (B) otherwise until 40 days after the later of the commencement of the offering of the Securities and the Closing Date, only in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act;

                     (iii) none of such Initial Purchaser or any of its affiliates or any other person acting on its or their behalf has engaged or will engage in any directed selling efforts with respect to the Securities, and all such persons have complied and will comply with the offering restriction requirements of Regulation S;

                     (iv) at or prior to the confirmation of sale of any Securities sold in reliance on Regulation S, it will have sent to each distributor, dealer or other person receiving a selling concession, fee or other remuneration that purchases Securities from it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the U.S. Securities Act of 1933, as amended (the "Securities Act"), and may not be offered or sold within the United States or to, or for the account or benefit of,

18


                  U.S. persons (i) as part of their distribution at any time or
                  (ii) otherwise until 40 days after the later of the commencement of the offering of the Securities and the date of original issuance of the Securities, except in accordance with Regulation S or Rule 144A or any other available exemption from registration under the Securities Act. Terms used above have the meanings given to them by Regulation S";

                  (v) it has not and will not enter into any contractual arrangement with any distributor with respect to the distribution of the Securities, except with its affiliates or with the prior written consent of the Issuer; and

                  (vi) it has complied and will comply in all material respects with all applicable laws and regulations, in each jurisdiction, in which it acquires, offers, sells or delivers Securities or has in its possession or distributed the Preliminary Offering Memorandum or Offering Memorandum at its own expense.

Terms used in this Section 2(c) have the meanings given to them by Regulation S.

                  (d) Each Initial Purchaser, severally and not jointly, represents, warrants and agrees that (i) it has not offered or sold and prior to the date six months after the Closing Date will not offer or sell any Securities to persons in the United Kingdom except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995; (ii) it has complied and will comply with all applicable provisions of the Financial Services Act 1986 and the Public Offers of Securities Regulations 1995 with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom; and (iii) it has only issued or passed on and will only issue or pass on in the United Kingdom any document received by it in connection with the issue of the Securities to a person who is of a kind described in Article 11(3) of the Financial Services Act 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended) or is a person to whom such document may otherwise lawfully be issued or passed on.

                  (e) Each Initial Purchaser, severally and not jointly, agrees that, prior to or simultaneously with the confirmation of sale by such Initial Purchaser to any purchaser of any of the Securities purchased by such Initial Purchaser from the Issuer pursuant hereto, such Initial Purchaser shall furnish to that purchaser a copy of the Offering Memorandum (and any amendment or supplement thereto that the Issuer shall have furnished to such Initial Purchaser prior to the date of such confirmation of sale). In addition to the foregoing, each Initial Purchaser acknowledges and agrees that the Issuer and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to Sections 5(d) and (e), counsel for the Issuer and for the Initial Purchasers, respectively, may rely upon the

19


accuracy of the representations and warranties of the Initial Purchasers and their compliance with their agreements contained in this Section 2, and each Initial Purchaser hereby consents to such reliance.

                  (f) Old SAC, the Issuer and each of the Note Guarantors acknowledges and agrees that the Initial Purchasers may sell Securities to any affiliate of an Initial Purchaser and that any such affiliate may sell Securities purchased by it to an Initial Purchaser.

                  3. Delivery of and Payment for the Securities. (a) Delivery of and payment for the Securities shall be made at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York, or at such other place as shall be agreed upon by the Initial Purchasers and the Issuer, at 10:00 A.M., New York City time, on November 22, 2000, or at such other time or date, not later than seven full business days thereafter, as shall be agreed upon by the Initial Purchasers and the Issuer (such date and time of payment and delivery being referred to herein as the "Closing Date").

                  (b) On the Closing Date, payment of the purchase price for the Securities shall be made to the Issuer by wire or book-entry transfer of same-day funds to such account or accounts as the Issuer shall specify prior to the Closing Date or by such other means as the parties hereto shall agree prior to the Closing Date against delivery to the Initial Purchasers of the certificates evidencing the Securities. Time shall be of the essence, and delivery at the time and place specified pursuant to this Agreement is a further condition of the obligations of the Initial Purchasers hereunder. Upon delivery, the Securities shall be in global form, registered in such names and in such denominations as CSI on behalf of the Initial Purchasers shall have requested in writing not less than two full business days prior to the Closing Date. Old SAC and the Issuer agree to make one or more global certificates evidencing the Securities available for inspection by CSI on behalf of the Initial Purchasers in New York, New York at least 24 hours prior to the Closing Date.

                  4. Further Agreements of the Issuer and the Note Guarantors. Old SAC, the Issuer and each of the Note Guarantors agree with each of the several Initial Purchasers:

                  (a) to advise the Initial Purchasers promptly and, if requested, confirm such advice in writing, of the happening of any event during the period prior to the completion of the resale of the Securities by the Initial Purchasers which makes any statement of a material fact made in the Offering Memorandum untrue or which requires the making of any additions to or changes in the Offering Memorandum (as amended or supplemented from time to time) in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; to advise the Initial Purchasers promptly of any order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum, of any suspension of the qualification of the Securities for offering or sale in any jurisdiction and of the initiation or threatening of any proceeding for

20


         any such purpose; and to use their reasonable best efforts to prevent the issuance of any such order preventing or suspending the use of the Preliminary Offering Memorandum or the Offering Memorandum or suspending any such qualification and, if any such suspension is issued, to use their reasonable best efforts to obtain the lifting thereof at the earliest possible time;

                  (b) to furnish promptly to each of the Initial Purchasers and counsel for the Initial Purchasers, without charge, as many copies of the Preliminary Offering Memorandum and the Offering Memorandum (and any amendments or supplements thereto) as may be reasonably requested;

                  (c) prior to making any amendment or supplement to the Offering Memorandum, at any time prior to the completion of the resale of the Securities by the Initial Purchasers, to furnish a copy thereof to each of the Initial Purchasers and counsel for the Initial Purchasers and not to effect any such amendment or supplement to which the Initial Purchasers shall reasonably object by notice to the Issuer after a reasonable period to review;

                  (d) if, at any time prior to completion of the resale of the Securities by the Initial Purchasers, any event shall occur or condition exist as a result of which it is necessary, in the opinion of counsel for the Initial Purchasers, counsel for Old SAC or counsel for the Issuer, to amend or supplement the Offering Memorandum in order that the Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Offering Memorandum to comply with applicable law, to promptly prepare such amendment or supplement as may be necessary to correct such untrue statement or omission or so that the Offering Memorandum, as so amended or supplemented, will comply with applicable law;

                  (e) for so long as the Securities are outstanding and are "restricted securities" within the meaning of Rule 144(a)(3) under the Securities Act, to furnish to holders of the Securities and prospective purchasers of the Securities designated by such holders, upon request of such holders or such prospective purchasers, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act, unless New SAC and the Issuer are then subject to and in compliance with Section 13 or 15(d) of the Exchange Act (the foregoing agreement being for the benefit of the holders from time to time of the Securities and prospective purchasers of the Securities designated by such holders);

                  (f) for a period of three years following the Closing Date, to furnish to the Initial Purchasers copies of any annual reports, quarterly reports and current reports

21


         filed by New SAC with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar forms as may be designated by the Commission, and such other documents, reports and information as shall be furnished by New SAC or the Issuer to the Trustee or to the holders of the Securities pursuant to the Indenture or the Exchange Act or any rule or regulation of the Commission thereunder;

                  (g) to promptly take from time to time such actions as the Initial Purchasers may reasonably request to qualify the Securities for offering and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to continue such qualifications in effect for so long as required for the resale of the Securities; and to arrange for the determination of the eligibility for investment of the Securities under the laws of such jurisdictions as the Initial Purchasers may reasonably request; provided that, following the Closing Date, New SAC and the SAC Subsidiaries shall not be obligated to qualify as foreign corporations in any jurisdiction in which they are not so qualified or to file a general consent to service of process or to subject themselves to taxation in respect of doing business in any jurisdiction;

                  (h) to assist the Initial Purchasers in arranging for the Securities to be designated Private Offerings, Resales and Trading through Automated Linkages ("PORTAL") Market securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market and for the Securities to be eligible for clearance and settlement through The Depository Trust Company ("DTC");

                  (i) not to, and to cause its affiliates not to, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as such term is defined in the Securities Act) which could be integrated with the sale of the Securities in a manner which would require registration of the Securities under the Securities Act;

                  (j) except following the effectiveness of the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, not to, and to cause its affiliates not to, and not to authorize or knowingly permit any person acting on their behalf to, solicit any offer to buy or offer to sell the Securities by means of any form of general solicitation or general advertising within the meaning of Regulation D or in any manner involving a public offering within the meaning of Section 4(2) of the Securities Act; and not to offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any securities under circumstances where such offer, sale, contract or disposition would cause the exemption afforded by Section 4(2) of the Securities Act to cease to be applicable to the offering and sale of the Securities as contemplated by this Agreement and the Offering Memorandum;

                  (k) for a period of 90 days from the date of the Offering Memorandum and

22


         except as contemplated by the Registration Rights Agreement, not to offer for sale, sell, contract to sell or otherwise dispose of, directly or indirectly, or file a registration statement for, or announce any offer, sale, contract for sale of or other disposition of any debt securities issued or guaranteed by Old SAC, New SAC or any of the SAC Subsidiaries (other than the Securities) without the prior written consent of the Initial Purchasers;

                     (l) during the period from the Closing Date until two years after the Closing Date, without the prior written consent of the Initial Purchasers, not to, and not to permit any of its affiliates (as defined in Rule 144 under the Securities Act) to, resell any of the Securities that have been reacquired by them, except for Securities purchased by the Issuer or any of its affiliates and resold in a transaction registered under the Securities Act;

                     (m) not to, until the consummation of the Exchange Offer be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and to not be or become, or be or become owned by, a closed-end investment company required to be registered, but not registered thereunder;

                     (n) in connection with the offering of the Securities, until CSI on behalf of the Initial Purchasers shall have notified the Issuer of the completion of the resale of the Securities, not to, and to cause its affiliated purchasers (as defined in Regulation M under the Exchange Act) not to, either alone or with one or more other persons, bid for or purchase, for any account in which it or any of its affiliated purchasers has a beneficial interest, any Securities, or attempt to induce any person to purchase any Securities; and not to, and to cause its affiliated purchasers not to, make bids or purchase for the purpose of creating actual, or apparent, active trading in or of raising the price of the Securities; provided, however, that the Issuer and the Note Guarantors shall not be responsible for any such activities by the Initial Purchasers.

                     (o) in connection with the offering of the Securities, to make its officers, employees, independent accountants and legal counsel reasonably available upon request by the Initial Purchasers;

                     (p) to furnish to each of the Initial Purchasers on the date hereof a copy of the independent accountants' report included in the Offering Memorandum signed by the accountants rendering such report;

                     (q) to do and perform all things required to be done and performed by it under this Agreement that are within its control prior to, on or after the Closing Date, and to use its reasonable best efforts to satisfy all conditions precedent on its

23


           part to the delivery of the Securities;


                     (r) prior to the Closing Date, not to issue any press release or other communication directly or indirectly or hold any press conference with respect to Old SAC, New SAC or any of the SAC Subsidiaries, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of Seagate and of which the Initial Purchasers are notified), without the prior written consent of the Initial Purchasers, unless in the judgment of Old SAC and its counsel or the Issuer and its counsel, and after notification to the Initial Purchasers, such press release or communication is required by law; and

                     (s) to apply the net proceeds from the sale of the Securities as set forth in the Offering Memorandum under the heading "Use of Proceeds".

                     5. Conditions of Initial Purchasers' Obligations. The respective obligations of the several Initial Purchasers hereunder are subject to the accuracy, on and as of the date hereof and the Closing Date, of the representations and warranties of Old SAC, the Issuer and each of the Note Guarantors contained herein, to the accuracy of the statements of Old SAC, the Issuer and each of the Note Guarantors and their respective officers made in any certificates delivered pursuant hereto, to the performance by Old SAC, the Issuer and each of the Note Guarantors of their respective obligations hereunder, and to each of the following additional terms and conditions:

                     (a) The Offering Memorandum (and any amendments or supplements thereto) shall have been printed and copies distributed to the Initial Purchasers as promptly as practicable on or following the date of this Agreement or at such other date and time as to which the Initial Purchasers may agree; and no stop order suspending the sale of the Securities in any jurisdiction shall have been issued and no proceeding for that purpose shall have been commenced or shall be pending or threatened.

                     (b) None of the Initial Purchasers shall have discovered and disclosed to the Issuer on or prior to the Closing Date that the Offering Memorandum or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel for the Initial Purchasers, is material or omits to state any fact which, in the opinion of such counsel, is material and is necessary to make the statements therein not misleading.

                     (c) All corporate proceedings and other legal matters incident to the authorization, form and validity of each of the Transaction Documents and the Offering Memorandum, and all other legal matters relating to the Transaction

24


         Documents and the transactions contemplated thereby, shall be reasonably satisfactory in all material respects to the Initial Purchasers, and the Issuer and the Note Guarantors shall have furnished to the Initial Purchasers all documents and information that they or their counsel may reasonably request to enable them to pass upon such matters.

                  (d) Each of Simpson Thacher & Bartlett, special counsel, and local counsel to Old SAC, New SAC and the SAC Subsidiaries in each of California and Minnesota, Canada, the Cayman Islands, England and Wales, Japan, Mexico, Northern Ireland, Singapore, Scotland and Thailand shall have furnished to the Initial Purchasers their written opinions, as counsel to Old SAC, New SAC and the SAC Subsidiaries, addressed to the Initial Purchasers and dated the Closing Date, in form and substance reasonably satisfactory to the Initial Purchasers.

                  (e) The Initial Purchasers shall have received from Cravath, Swaine & Moore, counsel for the Initial Purchasers, and local counsel for the Initial Purchasers in Canada, the Cayman Islands, England and Wales, Northern Ireland, Singapore, Scotland and Thailand such opinion or opinions, dated the Closing Date, with respect to such matters as the Initial Purchasers may reasonably require, and the Issuer shall have furnished to such counsel such documents and information as they request for the purpose of enabling them to pass upon such matters.

                  (f) The Issuer shall have furnished to the Initial Purchasers a letter (the "Initial Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the date hereof, in form and substance reasonably satisfactory to the Initial Purchasers, substantially to the effect set forth in Annex B hereto.

                  (g) The Issuer shall have furnished to the Initial Purchasers a letter (the "Bring-Down Letter") of Ernst & Young LLP, addressed to the Initial Purchasers and dated the Closing Date (i) confirming that they are independent public accountants with respect to Seagate and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the AICPA and its interpretations and rulings thereunder,
         (ii) stating, as of the date of the Bring-Down Letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Offering Memorandum, as of a date not more than three business days prior to the date of the Bring-Down Letter), that the conclusions and findings of such accountants with respect to the financial information and other matters covered by the Initial Letter are accurate and (iii) confirming in all material respects the conclusions and findings set forth in the Initial Letter.

                  (h) The Issuer and New SAC, on behalf of themselves and the other Note Guarantors, shall have furnished to the Initial Purchasers a certificate, dated the Closing Date, of their respective chief executive officers and their respective chief

25


         financial officers stating that (A) such officers have carefully examined the Offering Memorandum, (B) in their opinion, the Offering Memorandum, as of its date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and since the date of the Offering Memorandum, no event has occurred which should have been set forth in a supplement or amendment to the Offering Memorandum so that the Offering Memorandum (as so amended or supplemented) would not include any untrue statement of a material fact and would not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (C) to their knowledge after due inquiry, as of the Closing Date, the representations and warranties of the Issuer and the Note Guarantors, in this Agreement are true and correct in all material respects, the Issuer and the Note Guarantors, have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder on or prior to the Closing Date, and (D) to their knowledge after due inquiry, subsequent to the date of the most recent financial statements contained in the Offering Memorandum, there has been no material adverse change in the financial position or results of operation of Old SAC, New SAC or any of the SAC Subsidiaries, or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business of New SAC and the SAC Subsidiaries taken as a whole after giving effect to the consummation of the Transactions.

                  (i) The Initial Purchasers shall have received a counterpart of the Registration Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Issuer and each Note Guarantor.

                  (j) The Indenture shall have been duly executed and delivered by the Issuer, the Note Guarantors and the Trustee, and the Securities shall have been duly executed and delivered by the Issuer and each Note Guarantor and duly authenticated by the Trustee.

                  (k) The Securities shall have been approved by the NASD for trading in the PORTAL Market.

                  (l) If any event shall have occurred that requires the Issuer under Section 4(d) to prepare an amendment or supplement to the Offering Memorandum, such amendment or supplement shall have been prepared, the Initial Purchasers shall have been given a reasonable opportunity to comment thereon, and copies thereof shall have been delivered to the Initial Purchasers reasonably in advance of the Closing Date.

26


                  (m) There shall not have occurred any invalidation of Rule 144A under the Securities Act by any court or any withdrawal or proposed withdrawal of any rule or regulation under the Securities Act or the Exchange Act by the Commission or any amendment or proposed amendment thereof by the Commission which in the reasonable judgment of the Initial Purchasers would materially impair the ability of the Initial Purchasers to purchase, hold or effect resales of the Securities as contemplated hereby.

                  (n) Subsequent to the execution and delivery of this Agreement or, if earlier, the dates as of which information is given in the Offering Memorandum (exclusive of any amendment or supplement thereto), there shall not have been any change in the capital stock or long-term debt or any change, or any development involving a prospective change, in or affecting the financial condition, results of operations or business or prospects of SAC and the SAC Subsidiaries taken as a whole after giving effect to the consummation of the Transactions, the effect of which, in any such case described above, is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Securities on the terms and in the manner contemplated by this Agreement and the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (o) No action shall have been taken and no statute, rule, regulation, injunction, restraining order or order of any other nature shall have been enacted, adopted or issued by any federal or state court of competent jurisdiction or any governmental agency or body which would, as of the Closing Date, prevent the issuance or sale of the Securities.

                  (p) Subsequent to the execution and delivery of this Agreement
         (i) no downgrading shall have occurred in the rating accorded the Securities or any of New SAC's or the Issuer's other debt securities or preferred stock by any "nationally recognized statistical rating organization", as such term is defined by the Commission for purposes of Rule 436(g)(2) of the rules and regulations of the Commission under the Securities Act and (ii) no such organization shall have publicly announced that it has under surveillance or review (other than an announcement with positive implications of a possible upgrading), its rating of the Securities or any of New SAC's or the Issuer's other debt securities or preferred stock.

                  (q) Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following: (i) trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the over-the-counter market shall have been suspended or limited, or minimum prices shall have been established on any such exchange or market by the Commission, by any such

27


         exchange or by any other regulatory body or governmental authority having jurisdiction, or trading in any securities of the Issuer on any exchange or in the over-the-counter market shall have been suspended or
         (ii) any moratorium on commercial banking activities shall have been declared by federal or New York state authorities or (iii) an outbreak or escalation of hostilities involving the United States or a declaration by the United States of a national emergency or war or (iv) a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) the effect of which, in the case of this clause (iv), is, in the reasonable judgment of the Initial Purchasers, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or the delivery of the Securities on the terms and in the manner contemplated by this Agreement and in the Offering Memorandum (exclusive of any amendment or supplement thereto).

                  (r) Each of the Issuer and the Note Guarantors shall have become parties to this Agreement pursuant to the execution and delivery of a Joinder to the Purchase Agreement in the form attached hereto as Annex C.

                  (s) All conditions to the consummation of the Transactions, other than the offering of the Securities, shall have been satisfied. The Transactions, including the initial funding under the Credit Agreement, the SAC Merger, the mailing of the notice of redemption of the Existing Senior Notes and the transactions contemplated by the Stock Purchase Agreement and the Merger Agreement described under "The Transactions" in the Offering Memorandum shall be consummated substantially concurrently with the sale of the Securities hereunder.

                  All opinions, letters, evidence and certificates mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory in all material respects to counsel for the Initial Purchasers.

                  6. Termination. The obligations of the Initial Purchasers hereunder may be terminated by the Initial Purchasers, in their absolute discretion, by notice given to and received by the Issuer prior to delivery of and payment for the Securities if, prior to that time, any of the events described in Section 5(m), (n), (o), (p) or (q) shall have occurred and be continuing.

                  7. Defaulting Initial Purchasers. (a) If, on the Closing Date, any Initial Purchaser defaults in the performance of its obligations under this Agreement, the non-defaulting Initial Purchasers may make arrangements for the purchase of the Securities which such defaulting Initial Purchaser agreed but failed to purchase (the "Unpurchased Securities") by other persons satisfactory to the Issuer and the non-defaulting Initial Purchasers, but if no such arrangements are made within 48 hours after such default then

28


(i) if the principal amount of the Unpurchased Securities does not exceed 10% of the principal amount of Securities to be purchased on such date, the non-defaulting Initial Purchasers shall be obligated to purchase the full amount thereof, or (ii) if the principal amount of the Unpurchased Securities exceeds 10% of the Securities to be purchased on such date, the Issuer shall be entitled to a further period of 48 hours within which to procure another party or parties reasonably satisfactory to the non-defaulting Initial Purchasers to purchase such Unpurchased Securities upon such terms herein set forth. If, however, the Issuer shall not have completed such arrangements within 96 hours after such default and the principal amount of the Unpurchased Securities exceeds 10% of the principal amount of Securities to be purchased on such date, then this Agreement shall terminate without liability on the part of the non-defaulting Initial Purchasers, Old SAC, the Issuer or the Note Guarantors, except that the Issuer and the Note Guarantors will continue to be liable for the payment of expenses to the extent set forth in Sections 8 and 12 and except that the provisions of Sections 9 and 10 shall not terminate and shall remain in effect. As used in this Agreement, the term "Initial Purchasers" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed in Schedule 1 hereto that, pursuant to this Section 7, purchases Securities which a defaulting Initial Purchaser agreed but failed to purchase.

                  (b) Nothing contained herein shall relieve a defaulting Initial Purchaser of any liability it may have to the Issuer or any non-defaulting Initial Purchaser for damages caused by its default. If other persons are obligated or agree to purchase the Securities of a defaulting Initial Purchaser, either the non-defaulting Initial Purchasers or the Issuer may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Issuer or counsel for the Initial Purchasers may be necessary in the Offering Memorandum or in any other document or arrangement, and the Issuer agrees to promptly prepare any amendment or supplement to the Offering Memorandum that effects any such changes.

                  8. Reimbursement of Initial Purchasers' Expenses. If (a) this Agreement shall have been terminated pursuant to Section 6 or 7, (b) the Issuer shall fail to tender the Securities for delivery to the Initial Purchasers for any reason permitted under this Agreement or (c) the Initial Purchasers shall decline to purchase the Securities for any reason permitted under this Agreement, the Issuer and the Note Guarantors shall reimburse the Initial Purchasers (other than as provided with respect to a defaulting Initial Purchaser in the last sentence of this paragraph) for such out-of-pocket expenses (including reasonable fees and disbursements of counsel) as shall have been reasonably incurred by the Initial Purchasers in connection with this Agreement and the proposed purchase and resale of the Securities. If this Agreement is terminated pursuant to Section 7 by reason of the default of one or more of the Initial Purchasers, the Issuer and the Note Guarantors shall not be obligated to reimburse any defaulting Initial Purchaser on account of such expenses.

                  9. Indemnification. (a) The Issuer and each of the Note Guarantors shall

29


jointly and severally indemnify and hold harmless each Initial Purchaser, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls any Initial Purchaser within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(a) and Section 10 as an Initial Purchaser), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, without limitation, any loss, claim, damage, liability or action relating to purchases and sales of the Securities), to which that Initial Purchaser may become subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or in any information provided by the Issuer pursuant to
Section 4(e) or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and shall reimburse each Initial Purchaser promptly upon demand for any legal or other expenses reasonably incurred by that Initial Purchaser in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Issuer and the Note Guarantors shall not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with any Initial Purchasers' Information; and provided, further, that with respect to any such untrue statement in or omission from the Preliminary Offering Memorandum, the indemnity agreement contained in this Section 9(a) shall not inure to the benefit of any such Initial Purchaser to the extent that the sale to the person asserting any such loss, claim, damage, liability or action was an initial resale by such Initial Purchaser and any such loss, claim, damage, liability or action of or with respect to such Initial Purchaser results from the fact that both (A) to the extent required by applicable law, a copy of the Offering Memorandum was not sent or given to such person at or prior to the written confirmation of the sale of such Securities to such person and (B) the untrue statement in or omission from the Preliminary Offering Memorandum was corrected in the Offering Memorandum unless, in either case, such failure to deliver the Offering Memorandum was a result of non-compliance by the Issuer or a Note Guarantor with Section 4(b).

                  (b) Each Initial Purchaser, severally and not jointly, shall indemnify and hold harmless the Issuer, its affiliates, their respective officers, directors, employees, representatives and agents, and each person, if any, who controls the Issuer within the meaning of the Securities Act or the Exchange Act (collectively referred to for purposes of this Section 9(b) and Section 10 as the Issuer), from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof, to which the Issuer may become

30


subject, whether commenced or threatened, under the Securities Act, the Exchange Act, any other federal or state statutory law or regulation, at common law or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Memorandum or the Offering Memorandum or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with any Initial Purchasers' Information, and shall reimburse the Issuer for any legal or other expenses reasonably incurred by the Issuer in connection with investigating or defending or preparing to defend against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action as such expenses are incurred.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party pursuant to Section 9(a) or 9(b), notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 9. If any such claim or action shall be brought against an indemnified party, and it shall notify the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 9 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that an indemnified party shall have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel for the indemnified party will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based upon advice of outside counsel to the indemnified party) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party,
(3) a conflict or potential conflict exists (based upon advice of outside counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on

31


behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel reasonably satisfactory to the indemnified party to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm of attorneys (in addition to any local counsel) at any one time for all such indemnified party or parties. Each indemnified party, as a condition of the indemnity agreements contained in Sections 9(a) and 9(b), shall use all reasonable efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall, without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld), effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or reasonably could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

                  The obligations of the Issuer, the Note Guarantors and the Initial Purchasers in this Section 9 and in Section 10 are in addition to any other liability that the Issuer, the Note Guarantors or the Initial Purchasers, as the case may be, may otherwise have, including in respect of any breaches of representations, warranties and agreements made herein by any such party.

                  10. Contribution. If the indemnification provided for in
Section 9 is unavailable or insufficient to hold harmless an indemnified party under Section 9(a) or 9(b), then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Issuer and the Note Guarantors on the one hand and the Initial Purchasers on the other from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuer and the Note Guarantors on the one hand and the Initial Purchasers on the other with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Issuer

32


and the Note Guarantors on the one hand and the Initial Purchasers on the other with respect to such offering shall be deemed to be in the same proportion as the total net proceeds from the offering of the Securities purchased under this Agreement (before deducting expenses) received by or on behalf of the Issuer and the Note Guarantors, on the one hand, and the total discounts and commissions received by the Initial Purchasers with respect to the Securities purchased under this Agreement, on the other, bear to the total gross proceeds from the sale of the Securities under this Agreement. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to the Issuer or information supplied by the Issuer and the Note Guarantors on the one hand or to any Initial Purchasers' Information on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuer, the Note Guarantors and the Initial Purchasers agree that it would not be just and equitable if contributions pursuant to this Section 10 were to be determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 10 shall be deemed to include, for purposes of this
Section 10, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending or preparing to defend any such action or claim. Notwithstanding the provisions of this Section 10, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total discounts and commissions received by such Initial Purchaser with respect to the Securities purchased by it under this Agreement exceeds the amount of any damages which such Initial Purchaser has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations to contribute as provided in this Section 10 are several in proportion to their respective purchase obligations and not joint.

                  11. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, Old SAC, the Issuer, the Note Guarantors and their respective successors. This Agreement and the terms and provisions hereof are for the sole benefit of only those persons, except as provided in Sections 9 and 10 with respect to affiliates, officers, directors, employees, representatives, agents and controlling persons of the Issuer, the Note Guarantors and the Initial Purchasers and in Section 4(e) with respect to holders and prospective purchasers of the Securities. Nothing in this Agreement is intended or shall be construed to give any person, other than the persons referred to in this Section 11, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein.

33


                  12. Expenses. The Issuer and the Note Guarantors agree with the Initial Purchasers to pay (a) the costs incident to the authorization, issuance, sale, preparation and delivery of the Securities to the Initial Purchasers and any taxes payable in that connection; (b) the costs incident to the preparation, printing and distribution of the Preliminary Offering Memorandum, the Offering Memorandum and any amendments or supplements thereto;
(c) the costs of reproducing and distributing each of the Transaction Documents;
(d) the costs incident to the preparation, printing and delivery of the certificates evidencing the Securities, including stamp duties and transfer taxes, if any, payable upon issuance of the Securities to the Initial Purchasers; (e) the fees and expenses of the Issuer's counsel and independent accountants; (f) the fees and expenses of qualifying the Securities under the securities laws of the several jurisdictions as provided in Section 4(g) and of preparing, printing and distributing Blue Sky Memoranda (including reasonable related fees and expenses of counsel for the Initial Purchasers); (g) any fees charged by rating agencies for rating the Securities; (h) the fees and expenses of the Trustee and any paying agent (including related reasonable fees and expenses of any counsel to such parties); (i) all expenses and application fees incurred in connection with the application for the inclusion of the Securities on the PORTAL Market and any expenses incurred in connection with the approval of the Securities for book-entry transfer by DTC; and (j) all other costs and expenses incident to the performance of the obligations of the Issuer or a Note Guarantor under this Agreement which are not otherwise specifically provided for in this Section 12; provided, however, that except as provided in this Section 12 and Section 8, the Initial Purchasers shall pay their own costs and expenses.

                  13. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Issuer, the Note Guarantors and the Initial Purchasers contained in this Agreement or made by or on behalf of the Issuer, the Note Guarantors or the Initial Purchasers pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Securities and shall remain in full force and effect, regardless of any termination or cancelation of this Agreement or any investigation made by or on behalf of any of them or any of their respective affiliates, officers, directors, employees, representatives, agents or controlling persons.

                  14. Notices, etc.. All statements, requests, notices and agreements hereunder shall be in writing, and:

                  (a) if to the Initial Purchasers, shall be delivered or sent by mail or telecopy transmission to Chase Securities Inc., 270 Park Avenue, New York, New York 10017, Attention: Legal Department (telecopier no.: (212) 270-0994); or

                  (b) if to Old SAC, the Issuer or the Note Guarantors, shall be delivered or sent by mail or telecopy transmission to the address of the Issuer set forth in the Offering Memorandum, Attention: William L. Hudson, Senior Vice President, General Counsel and Secretary (Telephone: (831) 439-5370; Facsimile: (831) 438-6675) and

34


         Glen A. Peterson, Vice President, Corporate Finance and Treasurer (Telephone: (831) 439-2870; Facsimile: (831) 438-8931); with a copy to
         Simpson Thacher & Bartlett, 245 Lexington Avenue, New York, New York, 10017, Attention: Rise Norman (Telephone (212-455- 2000); Facsimile
         (212) 455-2502);

provided that any notice to an Initial Purchaser pursuant to Section 9(c) shall also be delivered or sent by mail to such Initial Purchaser at its address set forth on the signature page hereof. Any such statements, requests, notices or agreements shall take effect at the time of receipt thereof. The Issuer shall be entitled to act and rely upon any request, consent, notice or agreement given or made on behalf of the Initial Purchasers by CSI.

                  15. Definition of Terms. For purposes of this Agreement, (a) the term "business day" means any day on which the New York Stock Exchange, Inc. is open for trading, (b) the term "subsidiary" has the meaning set forth in Rule 405 under the Securities Act and (c) except where otherwise expressly provided, the term "affiliate" has the meaning set forth in Rule 405 under the Securities Act.

                  16. Initial Purchasers' Information. The parties hereto acknowledge and agree that, for all purposes of this Agreement, the Initial Purchasers' Information consists solely of the following information in the Preliminary Offering Memorandum and the Offering Memorandum: (i) bullet point on the right hand side of the front cover page concerning the terms of the offering by the Initial Purchasers and (ii) the statements concerning the Initial Purchasers contained in the third, ninth, tenth, eleventh and twelfth paragraphs under the heading "Plan of Distribution".

                  17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  18. Counterparts. This Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                  19. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

                  20. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

                  21. Acknowledgment by Initial Purchasers. Each of the Initial Purchasers

35


hereby acknowledges that (a) Old SAC is making representations and warranties to and certain agreements with the Initial Purchasers solely on the date hereof and
(b) on the Closing Date, after giving effect to the consummation of the transactions contemplated by this Agreement, Old SAC shall cease to exist as an exempted limited liability company organized under the laws of the Cayman Islands and that the Issuer and the Note Guarantors shall join this Agreement by the execution and delivery of an agreement in the form attached hereto as Annex C.

                  22. Waiver of Immunities. To the extent that Old SAC, the Issuer or any of the Note Guarantors or any of their respective properties, assets or revenues may have or may hereafter become entitled to, or have attributed to it, any right of immunity, on the grounds of sovereignty or otherwise, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from setoff or counterclaim, from the competent jurisdiction of any court, from service of process, from attachment upon or prior to judgment, from attachment in aid of execution of judgment, or from execution of judgment, or from other legal process or proceeding for the giving of any relief or for the enforcement of any judgment, in any competent jurisdiction in which proceedings may at any time be commenced, with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Agreement and the transactions contemplated hereby, Old SAC, the Issuer and each Note Guarantor hereby irrevocably and unconditionally waives and agrees not to plead or claim, any such immunity and consent to such relief and enforcement.

                  23. Consent to Jurisdiction; Appointment of Agent for Service of Process; Judgment Currency. (a) Old SAC, the Issuer and each of the Note Guarantors agrees that any suit, action or proceeding against Old SAC, the Issuer or any Note Guarantor arising out of or relating to this Agreement may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and any appellate court from any thereof, and each of them irrevocably submits to the non-exclusive jurisdiction of such courts in any suit, action or proceeding. Old SAC, the Issuer and each of the Note Guarantors irrevocably waives, to the fullest extent permitted by law, any objection to any suit, action, or proceeding that may be brought in connection with this Agreement, including such actions, suits or proceedings relating to securities laws of the United States of America or any state thereof, in such courts whether on the grounds of venue, residence or domicile or on the ground that any such suit, action or proceeding has been brought in an inconvenient forum. Old SAC, the Issuer and each Note Guarantor agrees that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon Old SAC, the Issuer or any Note Guarantor, as the case may be, and may be enforced in any court to the jurisdiction of which Old SAC, the Issuer or any Note Guarantor, as the case may be, is subject by a suit upon such judgment; provided that service of process is affected upon Old SAC, the Issuer or any Note Guarantor, as the case may be, in the manner provided by this Section.

36


                  (b) Old SAC, the Issuer and each Note Guarantor organized under the laws of any jurisdiction other than the United Sates, any state thereof or the District of Columbia irrevocably appoints CT Corporation System Inc., with offices on the date hereof at 1633 Broadway, New York, New York 10019, as its authorized agent (the "Authorized Agent"), upon whom process may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated herein which may be instituted in any state or U.S. Federal court in the Borough of Manhattan, The City of New York, New York, and expressly accepts the non-exclusive jurisdiction of any such court in respect of any such suit, action or proceeding. Old SAC, the Issuer and each Note Guarantor hereby represents and warrants that the Authorized Agent has accepted such appointment and has agreed to act as said agent for service of process, and Old SAC, the Issuer and the Note Guarantors agree to take any and all action, including the filing of any and all documents that may be necessary to continue such respective appointment in full force and effect for a period of seven years from the date of this Agreement. Service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon Old SAC, the Issuer and the Note Guarantors. Notwithstanding the foregoing, any action involving Old SAC, the Issuer or any Note Guarantor arising out of or relating to this Agreement may be instituted in any court of competent jurisdiction in any other jurisdiction.

                  (c) Any action, suit or proceeding brought by Old SAC, the Issuer or any Note Guarantor against any Initial Purchaser arising out of or based upon this Agreement and the transactions contemplated herein shall be brought solely in a U.S. Federal or state court in the Borough of Manhattan, The City of New York, New York, and neither Old SAC, the Issuer or any Note Guarantor shall initiate or seek to initiate, in the Cayman Islands or any other jurisdiction other than in such New York courts, any action, suit or proceeding against any Initial Purchaser arising out of or based upon this Agreement and the transactions contemplated herein. The foregoing shall apply, without limitation, to any action seeking to obtain any injunction or declaratory judgment against the enforcement of, or a declaratory judgment concerning, any claim by any Initial Purchaser in respect of this Agreement and any transaction contemplated herein, and any action challenging the enforceability of or seeking to invalidate in any respect the submission by Old SAC, the Issuer or any Note Guarantor hereunder to the jurisdiction of such New York courts or the designation, pursuant to this section 23, of the laws of the State of New York as the law applicable to this Agreement.

                  (d) If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder into any currency other than United States dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange shall be the rate at which in accordance with normal banking procedures the Initial Purchasers, Old SAC, the Issuer, or any Note Guarantor could purchase United States dollars with the other currency in New York City on the business day preceding that on which final judgment is given. The obligation of any Initial Purchaser, Old SAC, the

37


Issuer or any Note Guarantor in respect of the sum due shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day following receipt by such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Initial purchaser, Old SAC, the Issuer or such Note Guarantor may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to any Initial Purchaser, Old SAC, the Issuer or any Note Guarantor hereunder, such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor agrees, as applicable, as a separate obligation and notwithstanding any such judgment, to indemnify such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor against such loss. If the United States dollars so purchased are greater than the sum originally due to such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor, such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor agrees to pay to such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor, as the case may be, an amount equal to the excess of the United States dollars so purchased over the sum originally due to such Initial Purchaser, Old SAC, the Issuer or such Note Guarantor.

                  (e) The provisions of this Section 23 shall survive any termination or cancelation of this Agreement.

38


                  If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between Old SAC and, upon the execution of a Joinder to the Purchase Agreement in the form of Annex C, the Issuer, the Note Guarantors and the several Initial Purchasers in accordance with its terms.

                                            Very truly yours,

                                            SUEZ ACQUISITION COMPANY (CAYMAN)

                                            LIMITED,

                                            By /s/ Kenneth Hao
                                               Name: Kenneth Hao
                                               Title:

Accepted:

CHASE SECURITIES INC.,

By /s/ Sean Holland
        Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

39


GOLDMAN, SACHS & CO.,

By /s/ Goldman, Sachs & Co.
             Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Liberty Plaza, 7th Floor
New York, New York 10006

Attention:  Don Hansen, Registration
Department

MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED,

By /s/ Scott P. Gutterman
       Authorized Signatory
       Scott P. Gutterman

Address for notices pursuant to Section 9(c):
4 World Financial Center, Floor 27
New York, New York 10080

Attention:  Legal Department

40


        SCHEDULE I

                                 Note Guarantors

Name                                                              Jurisdiction of
----                                                              Organization
                                                                  --------------

New SAC                                                           Cayman Islands
Seagate Technology Holdings                                       Cayman Islands
Seagate Technology HDD Holdings                                   Cayman Islands
Seagate Technology China Holding Company                          Cayman Islands
Seagate Technology Asia Holdings                                  Cayman Islands
Seagate Technology (Ireland)                                      Cayman Islands/
                                                                  Located in Northern
                                                                  Ireland
Seagate Technology Media (Ireland)                                Cayman Islands/
                                                                  Located in Northern
                                                                  Ireland
Seagate Technology Far East Holdings                              Cayman Islands
Seagate Technology (Philippines)                                  Cayman Islands
Seagate Technology (SAN) Holdings                                 Cayman Islands
Seagate Removable Storage Solutions Holdings                      Cayman Islands
Seagate Removable Storage Solutions International                 Cayman Islands
Seagate Software (Cayman) Holdings                                Cayman Islands
Seagate Technology (US) Holdings, Inc.                            Delaware
Seagate Technology LLC                                            Delaware
Seagate US LLC                                                    Delaware
Redwood Acquisition Corporation                                   Delaware
Seagate Removable Storage Solutions (US) Holdings, Inc            Delaware
Seagate Removable Storage Solutions LLC                           Delaware



41

Seagate RSS LLC                                                   Delaware
Seagate Software Information Management Group                     Delaware
Holdings, Inc.
Quinta Corporation                                                California
XIOtech Corporation                                               Minnesota
Seagate Technology (Thailand) Limited                             Thailand
Seagate Technology-Reynosa, S. de R.L. de C.V.                    Mexico
Nippon Seagate Inc.                                               Japan
Nippon Seagate Software, Inc.                                     Japan
Seagate Singapore Distribution Pte Ltd                            Singapore
Seagate Software Information Pte Ltd                              Singapore
Seagate Distribution (UK) Limited                                 Scotland
Seagate Technology (Marlow) Limited                               England & Wales
Seagate Software Information Management Group Limited             England & Wales
XIOtech (Canada) Limited                                          Canada
Seagate Software(Canada), Inc.                                    Canada

42



 SCHEDULE II

                                                                 Principal
                                                                 Amount
           Initial Purchasers                                    of Securities
           ------------------                                    -------------

           Chase Securities Inc.                                 $84,000,000
           Goldman, Sachs & Co.                                  $84,000,000
           Merrill Lynch, Pierce, Fenner
           & Smith Incorporated                                  $42,000,000
                                                                 -----------

                     Total                                      $210,000,000

43


ANNEX A

             [Form of Exchange and Registration Rights Agreement]

44

 ANNEX B

                       [Form of Initial Letter]

45

ANNEX C

                         SEAGATE TECHNOLOGY INTERNATIONAL

                                   $210,000,000

                     12 1/2% Senior Subordinated Notes due 2007

                                    [Form Of]
                        JOINDER TO THE PURCHASE AGREEMENT
                        ---------------------------------

     November 22, 2000

CHASE SECURITIES INC.
GOLDMAN, SACHS & CO.
MERRILL LYNCH, PIERCE,
 FENNER & SMITH INCORPORATED
c/o Chase Securities Inc.
270 Park Avenue, 4th floor
New York, New York  10017

Ladies and Gentlemen:

                     Reference is made to the Purchase Agreement (the "Purchase Agreement") dated November 17, 2000, among Suez Acquisition Company (Cayman) Limited, an exempted limited liability company organized under the laws of the Cayman Islands, Chase Securities Inc. ("CSI"), Goldman, Sachs & Co. ("Goldman") and Merrill Lynch, Pierce, Fenner & Smith Incorporated (together with CSI and Goldman, the "Initial Purchasers") concerning the purchase of the Securities (as defined in the Purchase Agreement) from the Issuer by the several Initial Purchasers. Capitalized terms used herein but not defined herein shall have the meanings assigned to such terms in the Purchase Agreement. This is the agreement referred to in Section 5(r) of the Purchase Agreement.

                     Seagate Technology International, an exempted limited liability company organized under the laws of the Cayman Islands (the "Issuer") and each of the Note Guarantors listed on Schedule I hereto agree that this letter agreement is being executed and delivered in connection with the issue and sale of the Securities pursuant to the Purchase Agreement and to induce the Initial Purchasers to purchase the Securities thereunder. This letter agreement is being executed on the Closing Date, concurrently with the consummation of the sale of Securities pursuant to the Purchase Agreement and the consummation of the other Transactions.

                     1. Joinder. Each of the parties hereto hereby agrees to be become bound by

46

the terms, conditions and other provisions of the Purchase Agreement (in the case of the Issuer, as issuer and in the case of each Note Guarantor, as a Note Guarantor), with all attendant rights, duties and obligations stated therein, with the same force and effect as if originally named therein as a party and as if such party executed the Purchase Agreement on the date thereof.

                     2. Representations, Warranties and Agreements of the Issuer and the Note Guarantors. The Issuer and each of the Note Guarantors represent and warrant to, and agree with, the several Initial Purchasers on and as of the date hereof that:

           (a) each of Issuer and the Note Guarantors has the corporate or limited liability power, as the case may be, to execute and deliver this letter agreement and all corporate or limited liability action, as the case may be, required to be taken by each of them for the due and proper authorization, execution, delivery and performance of this letter agreement and the consummation of the transactions contemplated hereby has been duly and validly taken; this letter agreement has been duly authorized, executed and delivered by the Issuer and each of the Note Guarantors and constitutes a valid and legally binding agreement of the Issuer and each of the Note Guarantors enforceable against the Issuer and each of the Note Guarantors in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors' rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).

           (b) the representations, warranties and agreements set forth in
         Section 1 of the Purchase Agreement are true and correct on and as of the date hereof.

                     3. GOVERNING LAW. THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                     4. Counterparts. This Letter Agreement may be executed in one or more counterparts (which may include counterparts delivered by telecopier) and, if executed in more than one counterpart, the executed counterparts shall each be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

                     5. Amendments. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

47

                     6. Headings. The headings herein are inserted for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

48


                     If the foregoing is in accordance with your understanding of our agreement, kindly sign and return to us a counterpart hereof, whereupon this instrument will become a binding agreement between Old SAC, and upon the execution of a Joinder to Purchase Agreement in the form of Annex C, the Issuer, the Note Guarantors and the several Initial Purchasers in accordance with its terms.

                                Very truly yours,

                                    SEAGATE TECHNOLOGY INTERNATIONAL,

                                    by

                                      Name:
                                      Title:


                                    NEW SAC,

                                    by

                                      Name:
                                      Title:


                                    SEAGATE TECHNOLOGY HOLDINGS,

                                    by

                                      Name:
                                      Title:


                                    SEAGATE TECHNOLOGY HDD HOLDINGS,

                                    by

                                      Name:
                                      Title:

49


                                     SEAGATE TECHNOLOGY CHINA HOLDING
                                     COMPANY,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY ASIA HOLDINGS,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY (IRELAND),

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY MEDIA (IRELAND),

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY FAR EAST HOLDINGS,

                                     by

                                       Name:

50


                                       Title:


                                     SEAGATE TECHNOLOGY (PHILIPPINES),

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY (SAN) HOLDINGS,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE REMOVABLE STORAGE SOLUTIONS
                                     HOLDINGS,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE REMOVABLE STORAGE SOLUTIONS
                                     INTERNATIONAL,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE SOFTWARE (CAYMAN) HOLDINGS,

51

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY (US) HOLDINGS, INC.,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE TECHNOLOGY LLC,

                                     by    SEAGATE TECHNOLOGY (US) HOLDINGS,
                                       INC., as Managing Member

                                       by

                                         Name:
                                         Title:


                                       SEAGATE US LLC,

                                       by    SEAGATE TECHNOLOGY LLC, as Sole
                                         Member

                                         by

                                           Name:
                                           Title:


                                        REDWOOD ACQUISITION CORPORATION,

                                        by

52

                                        Name:
                                        Title:


                                      SEAGATE REMOVABLE STORAGE SOLUTIONS (US)
                                      HOLDINGS, INC.,

                                      by

                                        Name:
                                        Title:


                                      SEAGATE REMOVABLE STORAGE SOLUTIONS
                                      LLC,

                                      by    SEAGATE REMOVABLE STORAGE
                                        SOLUTIONS (US) HOLDINGS, INC., as Sole
                                        Member

                                        by

                                          Name:
                                          Title:


                                      SEAGATE RSS LLC,

                                      by    SEAGATE REMOVABLE STORAGE
                                        SOLUTIONS LLC, as Sole Member

                                        by

                                          Name:
                                          Title:


                                      SEAGATE SOFTWARE INFORMATION
                                      MANAGEMENT GROUP HOLDINGS, INC.,

53

                                      by

                                        Name:
                                        Title:


                                      QUINTA CORPORATION,

                                      by

                                        Name:
                                        Title:


                                      XIOTECH CORPORATION,

                                      by

                                        Name:
                                        Title:


                                      SEAGATE TECHNOLOGY (THAILAND) LIMITED,

                                      by

                                        Name:
                                        Title:


                                      SEAGATE TECHNOLOGY-REYNOSA S. DE R.L.
                                      DE C.V.,

                                      by

                                        Name:
                                        Title:

54


                                      NIPPON SEAGATE INC.,

                                      by

                                        Name:
                                        Title:


                                      NIPPON SEAGATE SOFTWARE, INC.,

                                      by

                                        Name:
                                        Title:


                                      SEAGATE SINGAPORE DISTRIBUTION PTE LTD,

                                      by

                                        Name:
                                        Title:


                                      SEAGATE SOFTWARE INFORMATION PTE LTD,

                                      by

                                        Name:
                                        Title:


                                     SEAGATE DISTRIBUTION (UK) LIMITED,

                                     by

                                       Name:
                                       Title:

55

                                     SEAGATE TECHNOLOGY (MARLOW) LIMITED,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE SOFTWARE INFORMATION
                                     MANAGEMENT GROUP LIMITED,

                                     by

                                       Name:
                                       Title:


                                     XIOTECH (CANADA) LIMITED,

                                     by

                                       Name:
                                       Title:


                                     SEAGATE SOFTWARE (CANADA), INC.,

                                     by

                                       Name:
                                       Title:

56


Accepted:

CHASE SECURITIES INC.,

By

             Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Chase Plaza, 25th floor
New York, New York 10081
Attention:  Legal Department

GOLDMAN, SACHS & CO.,

By

             Authorized Signatory

Address for notices pursuant to Section 9(c):
1 Liberty Plaza, 7th Floor
New York, New York  10006

Attention:  Don Hansen, Registration Department


MERRILL LYNCH, PIERCE, FENNER
& SMITH INCORPORATED

By

            Authorized Signatory

Address for notices pursuant to Section 9(c):
4 World Financial Center, Floor 27
New York, New York  10080

Attention:  Legal Department